CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


International Fibercom, Inc.
3410 East University Drive, Suite 180
Phoenix, Arizona 85034


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2000, relating to the consolidated financial statements of International Fibercom, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                                       /s/ BDO SEIDMAN, LLP

Los Angeles, California
March 10, 2000